                                                                   EXHIBIT 23.1

ACCOUNTANTS' CONSENT

The Board of Directors
Southern Community Bancorp
Orlando, Florida

                  We consent to the use of our report dated February 2, 2001 relating to the consolidated balance sheets as of December 31, 2000 and 1999 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended and to the use of our name under the caption of "Experts" in the Registration Statement on Form S-4 of Southern Community Bancorp.

 /s/ HACKER, JOHNSON & SMITH PA
----------------------------------
HACKER, JOHNSON & SMITH PA
Tampa, Florida
March 20, 2001